UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2007
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue Niles, Ohio	44446

(Address of Principal Executive Offices)	(Zip Code)
(330) 544-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 13, 2007, RMI Titanium Company, Inc. (“RMI”), a subsidiary of RTI International Metals, Inc. (the “Company”), entered into a long-term Titanium Sponge Supply Agreement (the “Agreement”) with Sumitomo Titanium Corporation and its affiliates. The Agreement has a term effective as of January 1, 2007 and ending on December 31, 2016.
     The Agreement calls for annual volumes of titanium sponge to be supplied by STC through its affiliates. In each of 2007 and 2008, STC will supply 4,000,000 pounds per year with RMI having an option to purchase up to an additional 3,000,000 pounds. In subsequent years, STC will supply up to 13 million pounds annually contingent upon various options by the parties with RMI agreeing to purchase pre-determined minimum quantities each year ranging from 5,500,000 pounds to 10,000,000 pounds annually. Pricing shall be negotiated annually and the parties have mutually agreed to certain liquidated damages in the event RMI fails to purchase or STC fails to deliver the pre-determined minimum quantities beginning in 2009.
     On February 15, 2007, the Company issued a press release to announce the Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c)      Exhibits. The following exhibits are being furnished pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
99.1	Press release dated February 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: February 20, 2007	By:	/s/ William T. Hull
William T. Hull,
Vice President and Chief Accounting Officer